                                                                   EXHIBIT 10.11


                MERIDIAN POINT PROPERTIES, INC. INDUSTRIAL LEASE
                                    SUMMARY:

PARTIES
LESSOR: DFW Nine

      a California limited partnership

LESSEE: Page-Com, Incorporated

      a Texas corporation

PREMISES

ADDRESS: 11545 Pagemill Road, Dallas

COUNTY:  Dallas

STATE:   Texas

SQ.FT. APPROXIMATELY: 36,736

RENT
BASE RENT:        Month 1:         $8,418.67/month
                  Months 2-3:           0.00/month
                  Months 4-12:      8,418.67/month
                  Months 13-24:     9,184.00/month
                  Months 25-38:     9,949.33/month

ESCROW PAYMENTS
TAX ESCROW PAYMENT:        $ 1928.64

INS. ESCROW PAYMENT:       $  367.36

COMMON AREA CHARGES:       $       0

OTHER:                     $       0

TOTAL INITIAL MO. RENT     $10,714.67

SECURITY DEPOSIT:

TERM
COMMENCEMENT DATE:  December 1, 1993

LENGTH OF LEASE:    Thirty Eight (38) Months

BROKER
COMPANY:            James Dollar Company

NOTICE ADDRESSES
LESSOR:      Wilcox Realty Group Inc.
             1445 Ross Avenue, Suite 4900
             Dallas, Texas 75202

LESSEE:      11545 Pagemill Road
             Dallas, Texas 75243

LESSEE's
  COUNSEL:

EXHIBITS

EXHIBIT "A"       Legal Description

EXHIBIT "B"       Special Provisions

EXHIBIT "C"



MERIDIAN POINT LEASE REVISED 11/18/92 INDUSTRIAL LEASE

Industrial Lease

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between DFW Nine, a California limited partnership hereinafter referred to as "Lessor", and Page-Com, Incorporated, a Texas corporation, hereinafter referred to as "Lessee".

                                   WITNESSETH:

      1. PREMISES AND TERM.

      A. In consideration of the mutual obligations of Lessor and Lessee set forth herein, Lessor leases to Lessee, and Lessee hereby takes from Lessor, the Leased Premises containing approximately 36,736 rentable square feet located at 11545 Pagemill Road, Dallas, situated within the County of Dallas, State of Texas, located on the real property more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference, (the "Leased Premises"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Leased Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease.

      B. The term of this Lease shall commence on the Commencement Date (herein so called) hereinafter set forth and shall end on the last day of the month that is thirty-eight (38) months after the Commencement Date.

      C. EXISTING BUILDING. If no improvements are to be constructed to the Leased Premises, the Commencement Date shall be December 1, 1993. Lessee acknowledges that: (i) it has inspected and accepts the Leased Premises, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Leased Premises are leased, (iii) the Leased Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Leased Premises, nor promises to alter, remodel or improve the Leased Premises, have been made by Lessor (unless otherwise expressly set forth in this Lease).

      D. BUILDING TO BE CONSTRUCTED OR SHELL SPACE. If the Leased Premises or part thereof are to be constructed, the Commencement Date shall be deemed to be the date upon which the Leased Premises and other improvements to be erected in accordance with the plans and specifications described on Exhibit "B" attached hereto and incorporated herein by reference (the "Plans") have been substantially completed. As used herein, the term "substantially completed" shall mean that in the opinion of the architect or space planner that prepared the Plans, such improvements have been completed in accordance with the Plans and the Leased Premises are in good and satisfactory condition, subject only to completion of minor punch list items. As soon as such improvements have been substantially completed, Lessor shall notify Lessee in writing that the Commencement Date has occurred. Within ten (10) days thereafter, Lessee shall submit to Lessor in writing a punch list of items needing completion or correction. Lessor shall use its best efforts to complete such items within thirty (30) days after the receipt of such notice. In the event Lessee, its employees, agents or contractors cause construction of such improvements to be delayed, the Commencement Date shall be deemed to be the date that, in the opinion of the architect or space planner that prepared the Plans, substantial completion would have occurred if such delays had not taken place.

      E. The occupancy of the Leased Premises by Lessee shall constitute the acknowledgement and agreement of Lessee that Lessee has inspected the Leased Premises, that Lessee is fully familiar with the physical condition of the Leased Premises, that Lessee has received same in good order and condition and that the Leased Premises comply in all respects with the requirements of this Lease and are specifically suitable to Lessee's purpose. LESSOR AND LESSEE AGREE THAT LESSOR MAKES NO WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, CONCERNING THE REPAIR OR CONDITION OF THE LEASED PREMISES OR THE FITNESS OR SUITABILITY OF THE LEASED PREMISES FOR LESSEE'S INTENDED USE, OTHER THAN AS EXPRESSLY SET FORTH IN THIS LEASE. LESSEE HEREBY EXPRESSLY AND SPECIFICALLY WAIVES ALL SUCH WARRANTIES.

      2. BASE RENT, SECURITY DEPOSIT, AND ESCROW PAYMENTS.

      A. Lessee agrees to pay to Lessor rent for the Leased Premises, in advance, without demand, deduction or set off, at the rate of "see Exhibit "B" Base Rent Schedule" during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.


      B. Lessee agrees to pay its Proportionate Share (as defined in Paragraph
23B) of (i) taxes payable by Lessor pursuant to paragraph 3A, (ii) the cost of maintaining insurance pursuant to paragraph 9, and (iii) all common area charges including, without limitation, the cost of repairs pursuant to Paragraph 4, the cost of utilities pursuant to Paragraph 8, and the cost of security service pursuant to Paragraph 24. All such charges listed in this subparagraph 2C (iii) are collectively referred to in this Lease, and particularly in this Paragraph 2C, as Common Area Charges. During each month of the term of this Lease, on the same day that rent is due hereunder, Lessee shall escrow with Lessor an amount equal to 1/12 of the estimated annual cost of its Proportionate Share of such items. Lessee authorizes Lessor to use the funds deposited with Lessor under this Paragraph 2C to pay such costs. The initial monthly escrow payments are based upon the estimated amounts for the calendar year in which the Lease commences, and shall be




MERIDIAN POINT LEASE REVISED 11/18/92
increased or decreased annually to reflect the projected actual cost of all such items. If the Lessee's total escrow payments are less than Lessee's actual Proportionate Share of all such items, Lessee shall pay the difference to Lessor within ten (10) days after demand. If the total escrow payments of Lessee are more than Lessee's actual proportionate share of all such items, Lessor shall retain such excess and credit it against Lessee's next annual escrow payments. The amount of the monthly rental and the initial monthly escrow payments are collectively denominated in this Lease as "Rent", and is itemized as follows:

          (1) Initial Base Rent as set forth in Paragraph 2A  $   8,418.67
          (2) Tax Escrow Payment                                  1,928.64
          (3) Insurance Escrow Payment                              367.36
          (4) Common Area Charges                                     0.00
          (5) Other                                                   0.00

              TOTAL INITIAL MONTHLY RENT                      $  10,714.67

      3. TAXES.

      A. Lessor agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Leased Premises, and/or the land and/or improvements of which the Leased Premises are a part. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Lessor a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Leased Premises and/or other land and improvements of which the Leased Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Lessor shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Lessee agrees to pay its Proportionate Share of the cost of such consultant.

      B. Lessee shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Leased Premises. If any such taxes are levied or assessed against Lessor or Lessor's property and (i) Lessor pays the same or (ii) the assessed value of Lessor's property is increased by inclusion of such personal property and fixtures and Lessor pays the increased taxes, then upon demand, Lessee shall pay to Lessor such taxes.

      4. LESSOR'S REPAIRS

      A. Lessor, at its own cost and expense, shall maintain only the roof, foundation and the structural soundness of the exterior walls of the building of which the Leased Premises are a part in good repair, reasonable wear and tear excluded. The term "walls" as used herein, shall not include windows, glass or plate glass, doors, special store fronts or office entries. Lessee shall immediately give Lessor written notice of defect or need for repairs, after which Lessor shall have reasonable opportunity to repair same or cure same.

      B. Lessor reserves the right to perform the paving, common area and landscape replacement and maintenance, exterior painting, common sewage line plumbing and any other items that are otherwise Lessee's obligations under Paragraph 5A, in which event, Lessee shall be liable for its Proportionate Share of the cost and expense of such repair, replacement, maintenance and other such items.

      C. Lessee agrees to pay its Proportionate Share of the cost of (i) maintenance and/or landscaping of any property that is a part of the building and/or project of which the Leased Premises are a part, (ii) maintenance and/or landscaping of any property that is maintained or landscaped by any property owner or community owner association that is named in the restrictive covenants or deed restrictions to which the Leased Premises are subject, and (iii) operating and maintaining any property, facilities or services provided for the common use of Lessee and other lessees of any project or building of which the Leased Premises are a part.

      5. LESSEE'S REPAIRS

      A. Lessee, at its own cost and expense, shall (i) maintain all parts of the Leased Premises, landscape and grounds surrounding the Leased Premises (except those for which Lessor is expressly responsible hereunder) in good condition, (ii) promptly make all necessary repairs and replacements, (iii) keep the parking areas, driveways and alleys surrounding the Leased Premises in a clean and sanitary condition, and (iv) maintain any spur track servicing the Leased Premises. Lessee agrees to sign a joint maintenance agreement with the railroad company servicing the Leased Premises if requested by the railroad company. Lessor shall have the right to coordinate all repairs and maintenance of any rail tracks serving or intended to serve the Leased Premises and, if Lessee uses such rail tracks, Lessee shall reimburse Lessor from time to time, upon demand, for its Proportionate Share of the costs of such repairs and maintenance and any other sums specified in any agreement respecting such tracks to which Lessor is a party.

      B. Lessee and its employees, customers and licensees shall have the exclusive rights to use any parking areas that have been designated for such use by Lessor in writing, subject to (i) all rules and regulations promulgated by Lessor and (ii) rights of ingress and egress of other lessees. Lessor shall not be responsible for enforcing Lessee's parking rights against any third parties. Lessee agrees not to use more spaces than so provided. In the absence of written designation of parking spaces by Lessor, Lessee shall have a license to use parking spaces at the Leased Premises, subject to use of the parking spaces by other lessees of the building or project in which the Leased Premises is located.

      C. Lessee, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Lessor for servicing all hot water, heating and air conditioning systems and equipment within the Leased Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Lessee takes possession of the Leased Premises.





MERIDIAN POINT LEASE REVISED 11/18/92

      6. ALTERATIONS.

      A. Lessee shall not make any alterations, additions or improvements to the Leased Premises without the prior written consent of Lessor. Lessee, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that: (i) such items do not alter the basic character of the Leased Premises or the building and/or improvements of which the Leased Premises are a part; (ii) such items do not overload or damage the same; (iii) such items may be removed without injury to the Leased Premises; and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Lessor's specifications and requirements. All alterations, additions, improvements and partitions erected by Lessee shall be and remain the property of Lessor. All shelves, bins, machinery and trade fixtures installed by Lessee shall remain the property of Lessee and shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Leased Premises, at which time Lessee shall restore the Leased Premises to their original condition. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the buildings and other improvements situated on the Leased Premises or of which the Leased Premises are a part.

      7. SIGNS.

      A. Any signage Lessee desires for the Premises shall be subject to Lessor's written approval and shall be submitted to Lessor prior to the Commencement Date of this Lease. Lessee shall repair, paint, and/or replace the building facia surface to which its signs are attached upon vacation of the Leased Premises, or the removal or alteration of its signage. Lessee shall not:
(i) make any changes to the exterior of the Leased Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or
(iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Leased Premises, without Lessor's prior written consent. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from the outside of the Leased Premises shall conform in all respects to the criteria established by the Lessor.

      8. UTILITIES.

      A. Lessor agrees to provide normal water and electricity service to the Leased Premises. Lessee shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Leased Premises, together with any taxes, penalties, surcharges or the like pertaining to the Lessee's use of the Leased Premises, and any maintenance charges for utilities. Lessor shall have the right to cause any of said services to be separately metered to Lessee, at Lessee's expense. Lessee shall pay its Proportionate Share, as reasonably determined by Lessor, of all charges for jointly metered utilities.

      B. No interruption or malfunction of any utility service, or if either the quantity or character of any utility service is changed or is no longer available to or is no longer suitable for Lessee's requirements, shall constitute an eviction or disturbance of Lessee's use or possession of the Leased Premises or a breach by Lessor of any of Lessor's obligations hereunder or render Lessor liable or responsible to Lessee for any damage which Lessee may sustain or incur or entitle Lessee to be relieved from any of Lessee's obligations hereunder, including, without limitation, the obligation to pay Rent, or grant Lessee any right to set-off, abatement, or recoupment. The failure by Lessor to furnish, or any slowdown, stoppage, or interruption of, any utility service resulting from causes beyond the control of Lessor, including without limitation, Lessor's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Building, shall not render Lessor liable in any respect for damages to either persons, property, or business, or be construed as an eviction of Lessee or work an abatement of Rent, nor relieve Lessee of Lessee's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Lessor break down or for any cause cease to function properly, Lessor shall use reasonable diligence to repair same promptly, but Lessee shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.

      9. INSURANCE.

      A. Lessor shall maintain replacement cost broad form fire and extended coverage insurance on the Leased Premises or on the building of which the Leased Premises are a part in such amount as may be required by Lessor's mortgagee.

     B. Lessee, at its own expense, shall maintain during the term of this Lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000) for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Leased Premises. Lessee, at its own expense, also shall maintain during the term of this Lease broad form fire and extended coverage insurance covering the replacement cost of: (i) all alterations, additions, partitions and improvements installed or placed on the Leased Premises by Lessee or by Lessor on behalf of Lessee and (ii) all of Lessee's personal property contained within the Leased Premises. Said policies shall (i) name Lessor as an additional insured and insure Lessor's contingent liability under this Lease (except for the worker's compensation policy, which instead shall include waiver of subrogation endorsement in favor of Lessor), (ii) be issued by an insurance company which is rated "A" XI or better by Best's Rating Service and, (iii) provide that said insurance shall not be cancelled or modified unless thirty (30) days prior written notice shall have been given to Lessor. Said policy or policies or certificates thereof shall be delivered to Lessor by Lessee upon commencement of the term of the Lease and upon each renewal of said insurance.

      C. Lessee, will not permit the Leased Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or the premiums for insurance, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Leased Premises for the receipt, storage or handling of any product, material or merchandise that is, explosive or highly inflammable. If any increase in the cost of any insurance on the Leased Premises or the building of which the Leased Premises are a part is caused by Lessee's use of the Leased Premises, or because Lessee vacates the Leased Premises, then Lessee shall pay the amount of such increase to Lessor.



MERIDIAN POINT LEASE REVISED 11/18/92

      10. FIRE AND CASUALTY DAMAGE.

      A. If the Leased Premises or the building of which the Leased Premises are a part should be damaged or destroyed by fire or other peril, Lessee immediately shall give written notice to Lessor. If the buildings situated upon the Leased Premises or of which the Leased Premises are a part should be totally destroyed by any peril covered by the insurance to be provided by Lessor under Paragraph 9A above, or if they should be so damaged hereby that, in Lessor's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, this Leased shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage

      B. If the buildings situated upon the Leased Premises or of which the Leased Premises are a part should be damaged by any peril covered by the insurance to be provided by Lessor under Paragraph 9A above, and in Lessor's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, this Lease shall not terminate, and Lessor shall restore the Leased Premises to substantially its previous condition, except that Lessor shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, on or about the Leased Premises or for the benefit of, or by or for Lessee. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of such damage, Lessee, as Lessee's exclusive remedy, may terminate this Lease by delivering written notice of termination to Lessor, in which event the rights and obligations hereunder shall cease and terminate.

      C. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises requires that the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

      D. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of any from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the building of which the Leased Premises are a part, or personal property (building contents) within the building and/or Leased Premises, for any reason regardless of cause or origin. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and if necessary, to have the insurance policies properly endorsed.

      11. LIABILITY AND INDEMNIFICATION.

            LESSOR AND LESSEE AGREE THAT THE OBLIGATIONS AND COVENANTS CONTAINED IN THIS PARAGRAPH ARE SPECIFICALLY PART OF THE CONSIDERATION FOR THE LESSOR'S EXECUTION OF THIS LEASE. LESSOR SHALL NOT BE LIABLE TO LESSEE OR LESSEE'S EMPLOYEES, AGENTS, PATRONS OR VISITORS, OR TO ANY OTHER PERSON WHOMSOEVER, FOR ANY INJURY TO PERSON OR DAMAGE TO PROPERTY ON OR ABOUT THE LEASED PREMISES, THE COMMON AREAS OR THE PROPERTY UPON WHICH THE LEASED PREMISES IS LOCATED, RESULTING FROM AND/OR CAUSED IN PART OR WHOLE BY THE ACT, OMISSION, NEGLIGENCE OR MISCONDUCT OF LESSEE, ITS AGENTS, SERVANTS OR EMPLOYEES, OR ANY OTHER PERSON ENTERING UPON THE LEASED PREMISES, OR CAUSED BY THE BUILDING AND/OR IMPROVEMENTS LOCATED ON THE LEASED PREMISES BECOMING OUT OF REPAIR, OR CAUSED BY LEAKAGE OF GAS, OIL, WATER OR STEAM OR BY ELECTRICITY EMANATING FROM THE LEASED PREMISES, OR DUE TO THE CONDUCT OF LESSEE'S BUSINESS AT THE LEASED PREMISES OR DUE TO A DEFAULT BY LESSEE IN ITS OBLIGATIONS HEREUNDER, OR DUE TO ANY CAUSE WHATSOEVER, INCLUDING THE NEGLIGENCE OF LESSOR, AND/OR LESSOR'S AGENTS OR EMPLOYEES, AND LESSEE HEREBY COVENANTS AND AGREES THAT IT WILL AT ALL TIMES INDEMNIFY AND HOLD SAFE AND HARMLESS THE LEASED PREMISES, THE LESSOR, LESSOR'S AGENTS AND EMPLOYEES, FROM ANY LOSS, LIABILITY, CLAIMS, SUITS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND DAMAGES, BOTH REAL AND ALLEGED, ARISING OUT OF ANY SUCH DAMAGE OR INJURY; EXCEPT INJURY TO PERSONS OR DAMAGE TO PROPERTY THE SOLE CAUSE OF WHICH IS THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR OR THE FAILURE OF LESSOR TO REPAIR ANY PART OF THE LEASED PREMISES WHICH LESSOR IS OBLIGATED TO REPAIR AND MAINTAIN HEREUNDER WITHIN A REASONABLE TIME AFTER THE RECEIPT OF WRITTEN NOTICE FROM LESSEE OF NEEDED REPAIRS. LESSEE ACKNOWLEDGES THAT THIS WAIVER AND INDEMNITY INCLUDE, WITHOUT LIMITATION, INJURY AND/OR DAMAGE WHICH IS THE RESULT OF THE NEGLIGENCE OF LESSOR, AND/OR ITS
AGENTS OR EMPLOYEES. THE PROVISIONS OF THIS PARAGRAPH 11 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY OCCURRING PRIOR TO SUCH EXPIRATION OR TERMINATION.

      12. USE.

            The Leased Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Lessee and for such other lawful purposes as may be incidental thereto. Any use that would cause the Leased Premises to be deemed a 'place of public accommodation' under the Americans with Disabilities Act of 1990 is expressly prohibited. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Lessor's prior written consent. Lessee shall comply with all governmental laws, ordinances and regulations applicable to the use of the Leased Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Leased Premises, all at Lessee's sole expense. Lessee shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Leased Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Lessor or any other lessees of the building or project in which the Leased Premises are a part.





MERIDIAN POINT LEASE REVISED 11/18/92

      13. INSPECTION.

            Lessor and Lessor's agents and representatives shall have the right to enter the Leased Premises at any reasonable time during business hours, to inspect the Leased Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is six (6) months prior to the end of the Lease term, upon telephonic notice to Lessee, Lessor and Lessor's representatives may enter the Leased Premises during business hours for the purpose of showing the Leased Premises. In addition, Lessor shall have the right to erect a suitable sign on the Leased Premises stating the Leased Premises are available. Lessee shall notify Lessor in writing at least thirty
(30) days prior to vacating the Leased Premises and shall arrange to meet with Lessor for a joint inspection of the Leased Premises prior to vacating. If Lessee fails to give such notice or to arrange for such inspection, then Lessor's inspection of the Leased Premises shall be deemed correct for the purpose of determining Lessee's responsibility for repairs and restoration of the Leased Premises.

      14. ASSIGNMENT AND SUBLETTING.

      A. Lessee shall not: (i) assign this Lease or any interest therein; nor
(ii) sublease the Leased Premises or any portion thereof, without the Lessor's prior written consent. If Lessee is not a natural person, the acquisition of a controlling interest in Lessee shall be deemed an assignment for purposes hereof. As used herein, the phase "controlling interest" shall mean ownership in excess of forty-nine percent (49%) of the voting interest of Lessee. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void.

      B. If Lessee requests Lessor's consent to an assignment of the Lease or a subletting of all or part of the Leased Premises, Lessor shall either (i) approve such sublease or assignment (but no approval of an assignment or sublease shall relieve Lessee of any liability hereunder), or (ii) negotiate directly with the proposed sublessee or assignee (provided that, unless otherwise agreed by Lessee, the terms and conditions of such third party lease agreement are not more or less favorable to such proposed sublessee or assignee than the corresponding terms and conditions of the proposed assignment or sublease between Lessee and such third party) and (in the event Lessor is able to reach agreement with such proposed sublessee or assignee) upon execution of a lease with such proposed sublessee or assignee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice, or (iii) if Lessor shall fail to notify Lessee in writing of its decision within a thirty (30) day period after Lessor has received notice in writing of the proposed assignment or sublease, Lessor shall be deemed to have refused to consent to such assignment or sublease, and to have elected to keep this Lease in full force and effect.

      C. All cash or other proceeds of any assignment, sale or sublease of Lessee's interest in the Lease and/or the Leased Premises, whether consented to by Lessor or not, shall be paid to Lessor notwithstanding the fact that such proceeds exceed the Rent called for hereunder, unless Lessor agrees to the contrary in writing, and Lessee hereby assigns all rights it might have or ever acquire in any such proceeds to Lessor. This covenant and assignment shall benefit Lessor and its successors in ownership of the Leased Premises and shall bind Lessee and Lessee's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee or purchaser of Lessee's interest in this Lease (all such assignees, sublessees or purchasers being hereinafter referred to as "Successors"), by occupying the Leased Premises and/or assuming Lessee's obligations hereunder, shall be deemed to have assumed liability to Lessor for all amounts paid to persons other than Lessor by such Successor in consideration of any such sale, assignment or subletting, in violation of the provisions hereof.

      D. No assignment or subletting, whether or not with Lessor's consent, shall ever relieve Lessee of any liability hereunder.

      E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Lessor's property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor. The inclusion of this subparagraph in this Lease is not intended as, and shall not be construed as, the Landlord's consent to an assignment and/or assumption of this Lease.

      F. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption. The inclusion of this subparagraph in this Lease is not intended as, and shall not be construed as, the Landlord's consent to an assignment and/or assumption of this Lease.

      G. This Lease is a contract under which applicable law excuses Lessor from accepting performance from (or rendering performance to) any person or entity other than Lessee within the meaning of sections 365(c) and 365(e)(2) of the Bankruptcy Code, 11 U.S.C. Sections 365(c), 365(e)(2).

      15. CONDEMNATION.

            If more than eighty percent (80%) of the Leased Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the Leased Premises for the purpose for which they were leased to Lessee, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than eighty percent (80%) of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Lessor and Lessee hereby assigns any interest in any such award to Lessor; provided, however, Lessor shall have no interest in any award made to Lessee for loss of business or good will or for the taking of Lessee's fixtures and improvements, if a separate award for such items is made to Lessee.




MERIDIAN POINT LEASE REVISED 11/18/92

      16. HOLDING OVER.

            At the termination of this Lease by its expiration or otherwise, Lessee immediately shall deliver possession to Lessor with all repairs and maintenance required herein to be performed by Lessee completed. If, for any reason, Lessee retains possession of the Leased Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Lessor or Lessee at any time upon not less than ten (10) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor from time to time, without demand, as rental for the period of such possession, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of such period. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 16 shall not be construed as consent for Lessee to retain possession of the Leased Premises in the absence of written consent thereto by Lessor.

      17. QUIET ENJOYMENT.

            Lessor covenants that on or before the Commencement Date it will have good title to the Leased Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. If this Lease is a sublease, then Lessee agrees to take the Leased Premises subject to the provisions of all prior Leases. Lessor represents that it has the authority to enter into this Lease and that so long as Lessee pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Lessee shall peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof without hindrance or molestation from Lessor, subject to the terms and provisions of this Lease.

      18. EVENTS OF DEFAULT.

            The following events shall be deemed to be events of default by Lessee under this Lease: (i) Lessee shall fail to pay any Rent or other sum of money due hereunder and such failure shall continue for a period of five (5) days after the date such sum is due; (ii) Lessee shall fail to comply with any provision of this Lease other than those listed in this paragraph 18, or any other agreement between Lessor and Lessee, all of which terms, provisions and covenants shall be deemed material, and such failure shall continue for a period of ten (10) days after written notice of such default is given to Lessee; (iii) the Leased Premises shall be taken on execution or other process of law in any action against Lessee; (iv) Lessee notifies Lessor, at any time prior to the Commencement Date, that Lessee does not intend to take occupancy of the Leased Premises upon the Commencement Date of the Lease term or Lessee shall fail to promptly move into and take possession of the Leased Premises when the Leased Premises are ready for occupancy or shall cease to continuously do business in, vacate or abandon any portion of the Leased Premises; (v) Lessee shall become insolvent or unable to pay its debts as they become due; (vi) Lessee takes any action to, or notifies Lessor that Lessee intends to file, a petition under any section or chapter of the national Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Lessee under any such statute; or Lessee or any creditor of Lessee notifies Lessor that it knows such a petition will be filed; or Lessee notifies Lessor that it expects such a petition to be filed; (vii) a receiver or trustee shall be appointed for Lessee's leasehold interest in the Leased Premises or for all or a substantial part of the assets of Lessee; or (viii) Lessee shall fail to discharge any lien placed upon the Leased Premises within twenty (20) days after such lien or encumbrance is filed.

      19. REMEDIES.

      A. Upon each occurrence of an event of default, Lessor shall have the option to pursue any one or more of the following remedies without notice or demand:

            1. Terminate this Lease, with or without re-entering the Leased Premises; and/or

            2. Enter upon and take possession of the Leased Premises, with or without terminating this Lease: and/or

            3. Alter all locks and other security devices at the Leased Premises with or without terminating this Lease, and pursue, at Lessor's option, one or more remedies pursuant to this Lease, Lessee hereby specifically waiving any state or federal law to the contrary;

and in any such event Lessee immediately shall surrender the Leased Premises to Lessor, and if Lessee fails so to do, Lessor, without waiving any other remedy it may have, may enter upon and take possession of the Leased Premises and expel or remove Lessee and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim of damages therefore.

      B. If Lessor terminates this Lease, with or without re-entry of the Leased Premises at Lessor's option, Lessee shall be liable for and shall pay to Lessor, the sum of all rental and other payments owed to Lessor hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (1) the present value of the total Rent and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less (2) the then present fair market rental value of the Leased Premises for such period, which because of the difficulty of ascertaining such value, Lessor and Lessee stipulate and agree, shall in no event be deemed to exceed seventy-five percent (75%) of the Rent set forth in Paragraph 2.

      C. If Lessor repossesses the Leased Premises, with or without terminating the Lease, as an alternate measure of damages, at Lessor's option, Lessee shall be liable for and shall pay Lessor on demand all rental and other payments owed to Lessor hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Lessee to Lessor until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts received by Lessor through reletting the Leased Premises during such remaining term (but only to the extent of the base rent herein reserved). Actions to collect amounts due by Lessee to Lessor under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Lessor's waiting until expiration of the Lease term.

MERIDIAN POINT LEASE REVISED 11/18/92

      D. Upon an event of default, in addition to any sum provided to be paid herein, Lessee also shall be liable for and shall pay to Lessor (i) brokers' fees incurred by Lessor in connection with reletting the whole or any part of the Leased Premises; (ii) the costs of removing and storing Lessee's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new lessee or lessees; and (iv) all reasonable expenses incurred by Lessor in enforcing or defending Lessor's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.

      E. In the event Lessee fails to make any payment due hereunder when payment is due, to help defray the additional cost to Lessor for processing such late payments, Lessee shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefore shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Lessor's other rights and remedies hereunder o. r at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner. Lessor and Lessee agree that the late charge provided for in this subparagraph is not interest.

      F. No act or omission of Lessor, or exercise by Lessor of any one or more remedies hereunder granted or otherwise available, shall be deemed to be an acceptance of surrender of the Leased Premises by Lessor, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. Lessee and Lessor further agree that forbearance by Lessor to enforce its rights pursuant to the Lease at law or in equity shall not be a waiver of Lessor's right to enforce one or more of its rights in connection with any subsequent default.

      G. This paragraph shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. No re-entry or taking of possession of the Leased Premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such termination is given to Lessee.

      H. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as Rent, shall constitute Rent for the purposes of section 502(b)(7) of the Bankruptcy Code, II U.S. C. Section 502(b)(7).

      I. Lessor shall be in default hereunder in the event Lessor has not begun and pursued with reasonable diligence the cure of any failure of Lessor to meet its obligations hereunder within thirty (30) days of the receipt by Lessor of written notice from Lessee of the alleged failure to perform. Whether in this Lease or elsewhere, in no event shall Lessee have the right to terminate or rescind this Lease as a result of Lessor's default as to any covenant or agreement contained in this Lease. Lessee hereby waives such remedies of termination and rescission. If Lessor fails to perform any of its obligations hereunder within thirty (30) days after written notice from Lessee specifying such failure, Lessee's exclusive remedy shall be an action for damages. Unless and until Lessor fails to so cure any default after such notice, Lessee shall not have any remedy or cause of action by reason thereof. Lessee hereby covenants that, prior to the exercise of any such remedy, it will give the mortgagee(s) HOLDING MORTGAGES ON THE LEASED PREMISES OR THE building in which the Leased Premises are located notice and a reasonable time to cure any default by Lessor. All obligations of Lessor hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Lessor only during the period of its possession of the Leased Premises and not thereafter. The term "Lessor" shall mean only the owner, for the time being of the Leased Premises, and in the event of the transfer by such owner of its interest in the Leased Premises, such owner shall thereupon be released -and discharged from all covenants and obligations of the Lessor thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Lessor shall not have any personal liability hereunder. In the event of any breach or default by Lessor in any term or provision of this Lease, Lessee agrees to look solely to the equity or interest then owned by Lessor in the Leased Premises or of the building of which the Leased Premises are a part; however, in no event, shall any deficiency judgement or any money judgment of any kind be sought or retained against any Lessor.

      J. If Lessor repossesses the Leased Premises pursuant to the authority herein granted, then Lessor shall have the right to (i) keep in place and use or
(ii) remove and store all of the furniture, fixtures and equipment at the Leased Premises, including that which is owned by or leased to Lessee at all times prior to any foreclosure thereon by Lessor or repossession thereof by any lessor thereof or third party having a lien thereon. Lessor also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Lessor a copy of any instrument represented by Claimant to have been executed by Lessee (or any predecessor Lessee) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Lessor to inquire into the authenticity or legality of said instrument. The rights of Lessor herein stated shall be in addition to any and all other rights that Lessor has or may hereafter have at law or in equity; and Lessee stipulates and agrees that the rights herein granted Lessor are commercially reasonable.

      20. ATTORNEY'S FEES.

            In the event Lessor retains counsel in connection with, or files suit to enforce the performance of or to obtain damages caused by a default concerning any of the terms of this Lease by Lessee, Lessee shall be responsible for and shall pay Lessor's reasonable attorneys' fees.

      21. MORTGAGES.

            Lessee accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Leased Premises or the improvements situated thereon or the building of which the Leased Premises are a part, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Lessee's interest in this Lease superior to any such instrument, then by notice to Lessee from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Lessee, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.





MERIDIAN POINT LEASE REVISED 11/18/92
                                       7

      22. MECHANIC'S LIENS.

            Lessee has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Lessor in the Leased Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs. Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises and that it will save and hold Lessor harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Lessor in the Leased Premises or under the terms of this Lease. Lessee agrees to give Lessor immediate written notice of the placing of any lien or encumbrance against the Leased Premises.

      23. MISCELLANEOUS.

      A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

      B. In the event the Leased Premises constitute a portion of a multiple occupancy building, Lessee's "Proportionate share", as used in this Lease, shall mean a fraction, the numerator of which is the space contained in the Leased Premises and the denominator of which is the entire space contained in the building.

      C. The terms, provisions, covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective, heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Lease and in the building and property that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

      D. Whenever a period of time is herein prescribed for the taking of any action by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Lessor.

      E. Lessee agrees, from time to time, within ten (10) days after request of Lessor, to deliver to Lessor, or Lessor's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as may be requested by Lessor.

      F. This Lease constitutes the entire understanding and agreement of the Lessor and Lessee with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Lessor and Lessee with respect thereto. Lessor and Lessee each acknowledge that no representations, warranties, inducements, promises or agreements, oral or written, have been made by Lessor or Lessee, or anyone acting on behalf of Lessor or Lessee, which are not contained herein, and any prior agreements, promises, negotiations, representations or warranties not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto. The covenant contained in this paragraph is a material inducement to Lessor to execute this Lease.

     G. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Leased Premises. Upon the expiration or earlier termination of the term hereof, and prior to Lessee vacating the Leased Premises, Lessee shall pay to Lessor any amount reasonably estimated by Lessor as necessary to put the Leased Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded. Lessee shall also, prior to vacating the Leased Premises, pay to Lessor the amount, as estimated by Lessor, of Lessee's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Lessor for payment of such obligations of Lessee hereunder, with Lessee being liable for any additional costs therefore upon demand by Lessor, or with any excess to be returned to Lessee after all such obligations have been determined and satisfied as the case may be.

      H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a cause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      I. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas. This Lease is performable in Dallas County, Texas.

      J. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof, shall not constitute a merger; and upon such surrender or cancellation of this Lease, Lessor shall have the option, in Lessor's sole discretion, to either (i) terminate all or any existing subleases or subtenancies, or (ii) assume Lessee's interest in any or all subleases or subtenancies.

      K. All references in this Lease to "the date thereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

      L. Lessee represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about his transaction, other than James Dollar Company, or other than as may be referred in a separate written agreement executed by Lessee, and delivered to Lessor, and Lessee agrees to indemnify and hold Lessor




MERIDIAN POINT LEASE REVISED 11/18/92
                                       8
harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to this leasing transaction.

      M. If and when included within the term "Lessor", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Lessor. If and when included within the term "Lessee", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Lessee. All parties included within the terms "Lessor" and "Lessee", respectively shall be bound by notices given in accordance with the provisions of Paragraph 25 hereof to the same effect as if each had received such notice.

      24. SECURITY SERVICE.

            Lessee agrees to pay its Proportionate Share of the cost of monitoring, repair and maintenance of the burglar alarm systems, water flow detection systems and other protective security equipment installed on the Leased Premises and/or the building of which the Leased Premises are a part, including the cost of any license or permit or user charge required for such security systems. Lessor, at its option, may enter into an agreement with a third party for the monitoring, maintenance and repair of any such system. Lessor shall not be liable to Lessee for any damages, costs or expense which occur for any reason in the event such security system is not properly installed, monitored or maintained.

      25. NOTICES.

            Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements regarding the sending, mailing or delivering of notice or the making of any payment by Lessor to Lessee or regarding the sending, mailing or delivering of any notice or the making of any payment by Lessee to Lessor shall be deemed to be complied with when and if the following steps are taken;

            a) All Rent and other payments or notices required to be made by Lessee to Lessor hereunder shall be payable to Lessor at the address for Lessor set forth below or at such other address as Lessor may specify from time to time by written notice delivered in accordance herewith. Lessee's obligation to pay Rent and any other amounts to Lessor under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Lessor.

            b) All payments required to be made by Lessor to Lessee hereunder shall be payable to Lessee at the address set forth below, or at such other address within the continental United States as Lessee may specify from time to time by written notice delivered in accordance herewith.

            C) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses as set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

      26. HAZARDOUS SUBSTANCES

      A. Lessee shall not use, store, dispose, handle, transport, release, discharge or generate any Hazardous Substances (as defined in subparagraph (f below), in, on, to, under, from or about the Leased Premises or Building without Lessor's prior written consent, which consent may be granted on conditions or withheld in Lessor's sole and absolute discretion. Lessee warrants and agrees that if Lessor's grants its consent to Lessee's use, storage, disposal, handling, release, discharge, generation or transport shall be conducted in strict accordance with all Environmental Laws (as defined in subparagraph (f) below). Any consent or approval by Lessor of Lessee's use, storage, disposal, transport, handling, discharge, release or generation of Hazardous Substances shall not constitute an assumption of risk respecting the same nor a warranty or certification by Lessor that Lessee's proposed use, storage, disposal, handling, release, discharge, generation or transport of any such Hazardous Substances is safe or reasonable or in compliance with Environmental Laws. Lessee shall maintain current all permits required for its operations, including, without limitation, those for the use, storage, handling, transport, discharge, release, generation, and/or disposal of Hazardous Substances.

      B. Release or discharge of Hazardous Substances into the soil or into ground water shall constitute a material default under this Lease. Lessee acknowledges that a Lessee of nonresidential property who knows or has reason to know that a material amount of a hazardous substance has been released on or beneath its premises is to promptly notify the Lessor. Failure to provide such notice to Lessor shall constitute a material default under this Lease. In the event of such default, Lessor shall have the right to (i) terminate this Lease and collect damages, inclusive of the cost of cleanup of any Hazardous Substances released into the soil or groundwater; or (ii) require the cleanup of contamination while still enforcing the remaining terms of this Lease.

      C. Lessee expressly agrees that Lessor shall have the right to enter the Leased Premises to inspect the Leased Premises and/or to perform an environmental investigation and assessment of the Leased Premises (the "Environmental Assessment") upon reasonable notice to Lessee (not less than 72 hours), and that this right of entry shall include the right to test for soil and groundwater contamination. If Lessor so reasonably requires, Lessee shall comply, at its sole cost and expense, with all recommendations contained in any Environmental Assessment, including, without limitation, any recommendation with respect to the precautions that should be taken with respect to activities on the Leased Premises or Building or any recommendations for additional testing and studies to detect the presence of Hazardous Substances.


      D. Lessee shall indemnify, defend, (by counsel reasonably acceptable to Lessor), protect and hold Lessor, and each of Lessor's officers, directors, shareholders, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including, without limitation, attorneys' fees and costs and court cost(s) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by Lessee's use, storage, handling, transportation, disposal, release, threatened release, discharge or generation of Hazardous Substances to, in, on, under, about or from the Leased Premises or Building or Lessee's failure to comply with any



MERIDIAN POINT LEASE REVISED 11/18/92

Environmental Law. For purposes of the indemnity provisions hereof, any acts or omissions of Lessee, or by employees, agents, assignees, contractors or subcontractors of Lessee or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee. This indemnification shall include without limitation
(a) personal injury claims, (b) the payment of liens, (c) diminution in the value of the Leased Premises or Building or the property on which they are located, (d) damages for the loss or restriction on use of the Leased Premises or Building, (e) sums paid in settlement of claims, (f) reasonable attorneys' fees and costs, consulting fees and costs and expert fees and costs, (g) the cost of any investigation of site conditions, and (h) the cost of any repair, clean-up, health or other environmental assessments, remedial, closure, removal, or restoration work, decontamination or detoxification if required by any governmental or quasi-governmental agency or body having jurisdiction or deemed necessary in Lessor's reasonable judgment. The indemnification contained herein shall survive the expiration of earlier termination of this Lease. This indemnification is intended to constitute an indemnity agreement within the meaning of Section 9607(e)(1) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC 9607(e)(1)).

      E. Upon the expiration or earlier termination of this Lease, Lessee shall remove from the Leased Premises any trade fixtures, furnishings and/or equipment, including those associated with the use, storage, handling, transport, discharge, release, generation or disposal of Hazardous Substances and perform any closure work, investigation and environmental remedial work required by an Environmental Laws or by any other applicable laws, ordinances, regulations, or permits by any governmental authority having jurisdiction. Removal and disposal of any and all such equipment or fixtures shall be performed in strict accordance with all Environmental Laws and all other applicable laws, regulations and government orders.

      F. As used in this Lease, the term "Hazardous Substances" shall mean hazardous wastes, hazardous chemicals, flammable or explosive materials, radioactive materials, toxic materials or related materials (whether potentially injurious to persons or property and whether potentially injurious by themselves or in combination with other materials), including, but not limited to, any waste, chemical, substance or material now or hereafter determined by any federal, state or local governmental agency of authority having jurisdiction to be hazardous to human health or the environment or that is or becomes regulated by such agency or authority (including, but not limited to, those materials listed in the United States Department of Transportation Hazardous Materials Table [49 CFR 172.101] as amended from time to time), that were released to the environment, including, without limitation, the soil, groundwater and/or air, at the Leased Premises or Building. As used in this Lease, the term "Environmental Laws" shall mean any and all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of governmental authorities relating to the environment or to any Hazardous Substance (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C 9601, et seq.), as heretofore or hereafter amended from time to time.

      G. Lessee shall immediately advise Lessor in writing of, and provide Lessor with a copy of: (i) any notices of violation or potential or alleged violation of any Environmental Law that are received by Lessee from any governmental agency; (ii) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to Lessee or the Leased Premises or Building; and (iii) all claims made or threatened by any third-party against Lessee or the Leased Premises or Building relating to any Hazardous Substances.

      H. With reference to Article 12 of this Lease, if the proposed assignee's or sublessee's activities in, on or about the Leased Premises or Building involve the use, handling, storage, transport, discharge, release, generation or disposal of any Hazardous Substances other than those used by Lessee or in quantities and processes different from Lessee's uses permitted hereunder, it shall be reasonable for Lessor to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities unless Lessee established beyond a reasonable doubt that such assignee's or sublessee's activities pose no greater risk of contamination to the Leased Premises and Building than Lessee's permitted activities and use of the Leased Premises and Building in view of the (a) quantities, toxicity and other properties of the Hazardous Substances to be used by such assignee or sublessee, (b) the precautions against a release of Hazardous Substances such assignee or sublessee agrees to implement, (c) such assignee's or sublessee's financial condition as it relates to its ability to pay for the cost to clean up a major release of Hazardous Substances, and (d) such assignee's or sublessee's policy and historical record respecting its willingness to respond to and clean up a release of Hazardous Substances.

      27. DECEPTIVE TRADE PRACTICES.

            Lessee acknowledges and agrees, on its own behalf and on behalf of any permitted assigns and successors hereafter, that the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA"), is not applicable to this transaction. Accordingly, Lessee's rights and remedies with respect to this Lease, and with respect to all acts or practices of the Lessor, past, present or future, in connection with this Lease, shall be governed by legal principles other than the DTPA. In furtherance thereof, Lessee agrees as follows:

      a. Lessee represents that it is a "business consumer" as defined by the DTPA. Lessee further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of this Lease. Lessee also represents that it is not in a significantly disparate bargaining position in relation to Lessor. Lessee has negotiated the Lease with Lessor at arms length and has willingly entered into the Lease. Lessee represents that Lessee has, or is owned or controlled by, a corporation or entity which has assets of Five Million and No/100 Dollars ($5,000,000.00) or more according to its most recent financial statement (prepared in accordance with generally accepted accounting principles).

      b. Lessee represents that it has been represented by legal counsel in the negotiation and execution of this Lease and that Lessee and its legal counsel have negotiated the Lease at arms length, and that Lessee has willingly entered into this Lease. Lessee shall cause its legal counsel to sign this Lease in the space provided below for the purpose of complying with Section 17.41(a)(3) of the DTPA.

      C. Lessee agrees, on its own behalf and on behalf of its permitted assigns and successors, that all of Lessee's rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Lessor in connection with this Lease, whether such acts or practices occur before or after the execution of this Lease provided, however, notwithstanding anything to the contrary herein, in accordance




MERIDIAN POINT LEASE REVISED 11/18/92
with Section 17.42 of the DTPA, Lessee does not waive Section 17.555 of the DTPA.

      28. EXHIBITS.

                  The following numbered exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

     Exhibit "A" - Legal Description
     Exhibit "B" - Special Provisions

     29. EFFECT OF DELIVERY OF THEIS LEASE.

                  Lessor has delivered a copy of this Lease to Lessee for Lessee's review only, and the delivery hereof to Lessee does not constitute an offer to Lessee or option. This Lease shall not be effective until a copy executed by both Lessor and Lessee is delivered to and accepted by Lessor, and if applicable, this Lease has been approved by Lessor's mortgagee(s).

      30. NO IMPLIED WAIVER.

                  The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement herein or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof. The failure of Lessor to exercise any right, power or remedy with respect to a default by Lessee as to any term, condition or covenant of this Lease is not intended to be, and shall not operate as, a waiver of any right, power or remedy with respect to that default or as to any other or subsequent default of Lessee's obligations under this Lease. The exercise by Lessor of any certain right, power or remedy with respect to a default by Lessee as to any term, condition or covenant of this Lease is not intended to be, and shall not operate as, a waiver of any other right, power or remedy of Lessor contained in this Lease, with respect to that default or as to any other or subsequent default by Lessee of its obligations pursuant to this Lease. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

      31. LESSOR'S LIEN.

           In addition to any statutory lien for rent in Lessor's favor, Lessor shall have and Lessee hereby grants to Lessor a continuing security interest for all Rent and other sums of money which have been or which will become due hereunder from Lessee, upon all goods, wares, equipment, fixtures, furniture, inventory, and other personal property of Lessee now or hereafter situated at 11545 Pagemill Road, Dallas (the "Collateral"). The Collateral shall not be removed from the Leased Premises without the consent of Lessor. In the event any of the Collateral is removed from the Leased Premises in violation of the covenant in the preceding sentence, the security interest shall continue in the Collateral and all proceeds and products of the Collateral, regardless of location. Upon a default hereunder by Lessee, in addition to all other rights and remedies, Lessor shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the Collateral described in this Paragraph at public or private sale upon five (5) days notice by Lessor. Lessee hereby agrees to execute such other instruments necessary or desirable under applicable law to perfect the security interest hereby created. Lessor and Lessee agree that this Lease and security agreement serve as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed or record by Lessor and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the Leased Premises subject to this Lease and legally described in Exhibit "A" attached hereto and incorporated herein by reference and is to be filed for record in the real estate records. The record owner of this property is DFW Nine. Lessor agrees to subordinate its lien herein from time to time as required by Lessee's lenders providing business financing.



EXECUTED BY LESSEE, this 19th            EXECUTED BY LESSOR, this ______
day of November, 1993.                   day of ________, 19__.

LESSEE:                                  LESSOR:



Page-Com, Incorporated,                  DFW Nine,
a Texas corporation                      a California limited partnership


                                         By: Meridian Point Properties, Inc.,
                                         as Agent


By:/s/ JOHN P. WATSON                    By:
   ----------------------------             ----------------------------
   John P. Watson                            Dennis D. Higgs
Title: Chairman of the Board             Title: Senior Vice President


ADDRESS OF LESSEE:                       ADDRESS OF LESSOR:

11545 Pagemill Road                      c/o Wilcox Realty Group, Inc.
Dallas, Texas 75243                      2035 Royal Lane, Suite 275
                                         Dallas, Texas 75229


LESSEE'S COUNSEL: N/A




MERIDIAN POINT LEASE REVISED 11/18/92
                                       11

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

BEING approximately 36,736 square feet out of an approximate 36,739 square foot building, located on Pagemill Road, Dallas, Texas, and described as follows:

BEING a tract or parcel of land situated in the City of Dallas, Dallas County, Texas, and being part of the John Jackson Survey, Abstract 699 and also being part of Block C/8073 of Northgate Business Park First Installment an addition to the City of Dallas as recorded in Volume 74113, Page 1136 of the Map and Deed Records of Dallas County and being more particularly described as follows:

BEGINNING at a point for corner in the easterly line of the AT & SF Railroad right-of-way (150 feet wide) said point being in a southerly direction along said railroad right-of-way a distance of 359.60 feet from the intersection of the easterly line of said railroad right-of-way, with the southeasterly line of Skillman Avenue (120 feet wide);

THENCE North 89 degrees 51'20" East, a distance of 307.72 feet to a point for corner in a westerly line of Pagemill Road 60 feet wide;

THENCE South 0 degrees 8'40" East along the westerly line of Pagemill Road a distance of 293.11 feet to a point for corner;

THENCE North 84 degrees 22'30" West a distance of 338.05 feet to a point (or corner in the easterly line of the AT & SF Railroad right-of-way;

THENCE in a northerly direction along the easterly line of the AT & SF Railroad right-of-way along a curve to the left whose tangent bears North 7 degrees 26'43" East and having a radius of 5804.65 feet, a central angle of 2 degrees 34'25" and an arc length of 260.73 feet to the PLACE OF BEGINNING and containing 88,906 square feet more or less or 2.0410 acres.

                                  EXHIBIT "B"

                               SPECIAL PROVISIONS

BASE RENT SCHEDULE

Base RENT AS DEFINED IN PARAGRAPH 2A OF THE LEASE SHALL be:

     Month 1:                           $8,418.67/month
     Months 2-3:                             0.00/month
     Months 4-12:                        8,418.67/month
     Months 13-24:                       9,184.00/month
     Months 25-38                        9,949.33/month


Expense escrow payments as described in Paragraph 2.C. shall be waived for months 2 & 3.


INSPECTION PERIOD


Lessee may terminate this Lease after full execution hereof with written notice of termination to Lessor prior to December 8, 1993.


RENEWAL OPTION

If, at the end of the primary term of this Lease, Lessee is not in default in any of the terms, conditions or covenants of the Lease, Lessee, but not any assignee or subtenant of Lessee, is hereby granted two (2) options to renew this Lease for an additional term of twelve (12) months upon the same terms and conditions contained in this Lease with the following exceptions:

      A. The renewal option term will contain no further renewal options unless expressly granted by Lessor in writing and;

      B. The rental for the renewed term shall be based upon the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the lease term and credit standing of the Lessee to be taken into account. In no event shall the rental rate for the renewal term be less than the rate immediately preceding the renewal period.

If Lessee desire to renew this Lease, Lessee will notify Lessor of its intention to renew no later than six months prior to the expiration date of this Lease; Lessor shall, within the next fifteen days notify Lessee in writing of the proposed renewal rate and the Lessee shall, within the net fifteen days following receipt of the proposed rate, notify the Lessor in writing of its acceptance or rejection of the proposed rental rate. Rejection of the proposed rental rate terminates any renewal option pursuant to this paragraph.



Meridian Point Lease Revised 11/18/92
                                       13

                                     SECOND

                     MODIFICATION AND RATIFICATION OF LEASE

      This Modification and Ratification of Lease Agreement is made and entered into between, MIT UNSECURED L.P. formerly known as DFW NINE ("Landlord") and BearCom Operating, L.P., formerly known as Page-Com Incorporated ("Tenant") for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                                  WITNESSETH:

1. Landlord and Tenant hereby confirm and ratify, except as modified below, and all of the terms, conditions and covenants in that certain written Lease Agreement dated November 29, 1993 and the Modification and Ratification of Lease dated January 29, 1997. Approximately 36,736 square feet located at 11545 Pagemill Road, Dallas, Texas, and as further described in the Lease.

2. TERM: The term of the Lease shall be extended by one (1) year and shall expire on January 31, 1999.

3. BASE RENT: Beginning February 1, 1998 the Base Rent for the extended term of the Lease shall be $13,316.80 per month.

4. OPTIONS TO RENEW: Tenant shall have two (2) additional one (1) year options to renew this Lease provided Tenant is not in default of any provisions of this Lease and provided Tenant notifies Landlord in writing of its intent to exercise these options at least ninety (90) days prior to the expiration of the Lease.

         A. FIRST OPTION TO RENEW: Tenant shall have this first option to renew this Lease for one (1) additional year under the same terms and conditions of this Lease except the Base Rent which shall be $1-3,929.07 per month, provided the Tenant is not in default of any provision of this Lease and Tenant notifies Landlord in writing of its intent to exercise this first option to renew not later than October 31, 1998.

         B. SECOND OPTION TO RENEW: Should Tenant exercise its first option to renew this Lease as outlined in Paragraph 4(A) contained herein, Tenant shall be granted a second option to renew this Lease except the Base Rent which shall be at the then current market rent for similar space within the competitive market area. In no event however, shall the Base Rent be less than the Base Rent during the first option period. This second option to renew shall be granted to Tenant provided Tenant has exercised its first option to renew; Tenant is not in default of any provisions of this Lease; and Tenant notifies Landlord in writing of its intent to exercise this second option to renew not later than October 31, 1999.

4. All other terms, covenants and conditions on the Lease shall remain unchanged.

SIGNED at 10:30 a.m., Texas, this 23rd day of January, 1998

                                   LANDLORD:
                                   MIT UNSECURED L.P.
                                   By: MIT-Unsecured, Inc., General Partner

                                   By: /s/ TIMOTHY B. KEITH
                                      -------------------------------------
                                   Its: Vice President
                                       ------------------------------------

                                   TENANT:

                                   BearCom Operating L.P., A Texas Limited
                                   Partnership
                                   Page-Com Group Inc.


                                   By: /s/ JOHN P. WATHAM
                                      -------------------------------------
                                   Its: President
                                       ------------------------------------